Exhibit 10.1

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 15, 2017 by and among Argos Therapeutics, Inc., a Delaware corporation (the “Company”) and Pharmstandard International S.A. (the “Investor”).

Recitals

A.                The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and subject to the conditions stated in this Agreement, a convertible secured promissory note, in the form attached hereto as Exhibit A (the “Note”);

B.                 Contemporaneously with the sale of the Note, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the resale by the Investor of the shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) issuable upon conversion of the Note sold pursuant to this Agreement (the “Conversion Shares”) under the 1933 Act (as defined below), and the rules and regulations promulgated thereunder; and

C.                 Contemporaneously with the sale of the Note, the parties hereto will execute and deliver a Security Agreement, in the form attached hereto as Exhibit C (the “Security Agreement”), pursuant to which the Company will agree to provide a security interest in specified intellectual property collateral to the Investor.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                      Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Board” means the Board of Directors of the Company.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3.1(a).

“Closing Date” has the meaning set forth in Section 3.1(a).

“Common Stock” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Company” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Company Intellectual Property” has the meaning set forth in Section 4.15(a).

“Company’s Knowledge”, or “knowledge” with respect to the Company, means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after reasonable due inquiry and investigation.

“Company Party” shall have the meaning set forth in Section 8.2(b).

“Company Sale” shall have the meaning set forth in Section 6.3(c).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Damages” has the meaning set forth in Section 8.2(a).

“Environmental Laws” has the meaning set forth in Section 4.16.

“Evaluation Date” has the meaning set forth in Section 4.26.

“FDA” has the meaning set forth in Section 4.29.

“GAAP” has the meaning set forth in Section 4.18.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including, but not limited to, data, data bases and documentation).

“Investor” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Investor Party” has the meaning set forth in Section 8.2(a).

“License Agreements” has the meaning set forth in Section 4.15(b).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, financial condition, business or prospects of the Company and its subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

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“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound which has been filed or is required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Nasdaq” means The Nasdaq Stock Market.

“Note” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Preferred Stock” means shares of the Company’s preferred stock, par value $0.001 per share.

“Press Release” has the meaning set forth in Section 9.7.

“Purchase Price” has the meaning set forth in Section 2.1.

“Registration Rights Agreement” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Reserved Amount” has the meaning set forth in Section 7.1.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 4.7.

“Securities” means the Note and the Conversion Shares.

“Security Agreement” shall have the meaning ascribed to such term in the recitals to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transfer Agent” means the transfer agent of the Company’s capital stock.

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“Transaction Documents” means this Agreement, the Note, the Registration Rights Agreement and the Security Agreement.

“U.S. Person” has the meaning set forth in Section 5.8(a).

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.                      Purchase and Sale of the Note.

2.1.                On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and the Investor will purchase, the Note in the original principal amount of $6,000,000, for a price of $6,000,000 (the “Purchase Price”).

3.                      The Closing.

(a)                    Upon the satisfaction of the conditions set forth in Section 6.1, the completion of the purchase and sale of the Note (the “Closing”) shall occur remotely via exchange of documents and signatures on the third trading day following the date hereof or at such other time as is agreed to by the Company and the Investor (the date of the Closing, the “Closing Date”).

(b)                   On the Closing Date, the Investor shall deliver or cause to be delivered to the Company the Purchase Price via wire transfer of immediately available funds pursuant to the wire instructions delivered to Investor by the Company on or prior to the Closing Date.

(c)                    At the Closing, the Company shall deliver or cause to be delivered to the Investor, the Note registered in the name of the Investor.

4.                      Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as described in the SEC Filings or any disclosure schedule of the Company delivered to the Investor on the date hereof, any of which qualifies these representations and warranties in their entirety, the statements contained in this Section 4 are accurate as of the date of this Agreement and as of the Closing:

4.1.                Organization, Good Standing and Qualification. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

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4.2.                Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company under the Transaction Documents, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Note and the Conversion Shares. The Board has determined, at a duly convened meeting or pursuant to a unanimous written consent, that the issuance and sale of the Note, and the consummation of the transactions contemplated by the Transaction Documents (including, without limitation, the issuance of the Conversion Shares), are in the best interest of the Company.

4.3.                Due Execution; Enforceability. This Agreement has been and, at or prior to the Closing, each other Transaction Document to be delivered at the Closing will be, duly executed and delivered by the Company. This Agreement constitutes and, upon the execution and delivery thereof by the Company, each other Transaction Document will constitute, the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

4.4.                Capitalization. The Company is authorized under its Certificate of Incorporation to issue 200,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such disclosure was accurate in all material respects as of the date indicated in such SEC Filing. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. None of such shares were issued in violation of any pre-emptive rights and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, except as have been duly and validly waived. There are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as previously disclosed in the Company’s SEC filings or contemplated by this Agreement (other than options or equity awards granted under the Company’s equity incentive plans or inducement awards granted pursuant to arrangements approved by the Company’s board of directors). Except as provided in the Registration Rights Agreement, neither the filing of the registration statement required to be filed by the Registration Rights Agreement nor the offering or sale of the Note as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company under the 1933 Act, except as have been duly and validly waived.

The issuance and sale of the Note hereunder or the issuance of the Conversion Shares will not obligate the Company to issue shares of Common Stock or other securities to any other Person and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

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Except as disclosed in the SEC Filings, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events. Except as disclosed in the SEC Filings, the Company has no material indebtedness outstanding as of the date hereof.

4.5.                Valid Issuance. The Note has been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for any restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws, and, assuming the accuracy of the representations and warranties in Section 5, will be delivered in compliance with all applicable federal and state securities laws. The Conversion Shares have been duly and validly authorized and reserved for issuance and, upon conversion of the Note, will be validly issued, fully paid and nonassessable and will be sold free and clear of any liens, and, assuming the accuracy of the representations and warranties in Section 5, will be delivered in compliance with all applicable federal and state securities laws. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance upon conversion of the Note.

4.6.                Consents. Except as provided herein or therein, the execution, delivery and performance by the Company of its obligations under the Transaction Documents and the offer, issuance and sale of the Note require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and the rules and regulations of Nasdaq, and (ii) the registration statement required to be filed by the Registration Rights Agreement and the applicable consents and approvals related thereto.

4.7.                Delivery of SEC Filings; Business. The Company has made available to the Investor through the EDGAR system, true and complete copies of the Company’s filings pursuant to the 1934 Act, including the exhibits thereto (collectively, the “SEC Filings”). The Company has made all filings required to be made pursuant to the 1934 Act during the twelve months preceding the date hereof and the date of the applicable Closing. The Company is engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company.

4.8.                No Material Adverse Change. Since March 30, 2017, except as identified and described in the SEC Filings, there has not been:

(i)                     any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s most recent SEC Filing, except for changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

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(ii)                   any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;

(iii)                 any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

(iv)                 any waiver, not in the ordinary course of business, by the Company or any Subsidiary of the Company of a material right or of a material debt owed to it;

(v)                   any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);

(vi)                 any change or amendment to the Company’s Certificate of Incorporation or By-laws, or material change to any Material Contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;

(vii)               any material transaction entered into by the Company other than in the ordinary course of business;

(viii)             the loss of the services of any key employee, or material change in the compensation or duties of the senior management of the Company;

(ix)                 any action taken by the Company or a Subsidiary of the Company to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge that any of the creditors of the Company or a Subsidiary of the Company intend to initiate involuntary bankruptcy proceedings, nor has the Company or any Subsidiary of the Company received any notice from any such creditor threatening any such action; or

(x)                   any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

4.9.                SEC Filings. At the time of filing thereof, the SEC Filings (including all exhibits and schedules thereto and the documents incorporated by reference) complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All documents required to be filed as exhibits to the SEC Filings have been filed as required.

4.10.            No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Note in accordance with the provisions thereof will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation or the Company’s By-laws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investor through the EDGAR system), or (b) assuming the accuracy of the representations and warranties in Section 5, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, or any of its assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except, in the case of clauses (i)(b) and (ii) only, for such conflicts, breaches, violations and defaults as have not, and would not reasonably be expected to have a Material Adverse Effect. This Section does not relate to matters with respect to tax status, which are the subject of Section 4.11, employee relations and labor matters, which are the subject of Section 4.14, and environmental laws, which are the subject of Section 4.16.

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4.11.            Tax Matters. The Company and each Subsidiary of the Company has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary of the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary of the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company. All taxes and other assessments and levies that the Company or any Subsidiary of the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary of the Company or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company or any Subsidiary of the Company and any other corporation or entity. The Company has not participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

4.12.            Title to Properties. The Company and each Subsidiary of the Company (a) has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by it and (b) holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by it.

4.13.            Certificates, Authorities and Permits. The Company and each Subsidiary of the Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company.

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4.14.            Labor Matters.

(a)                    The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)                   (i) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company's employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company's Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c)                    The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local law, statute or ordinance barring discrimination in employment.

4.15.            Intellectual Property.

(a)                    The Company, together with its Subsidiaries, owns, possesses, licenses or has other rights to use all material Intellectual Property as necessary for use in connection with its business (the “Company Intellectual Property”). There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by any Person that the Company’s business as now conducted infringes or otherwise violates any Intellectual Property rights of any third party or any confidentiality obligations owed to a third party. To the Company’s Knowledge, there is no existing infringement by another Person of any of the Company Intellectual Property that would have or would reasonably be expected to have a Material Adverse Effect. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of the Company Intellectual Property, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(b)                   All of the licenses and sublicenses and consent, royalty or other agreements concerning Company Intellectual Property to which the Company or any Subsidiary of the Company is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and to the Company’s Knowledge there exists no event or condition which will result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under, any such License Agreement, in each case that would reasonably be expected to have a Material Adverse Effect.

(c)                    All material licenses or other material agreements under which the Company is granted rights to Intellectual Property are, to the Company’s Knowledge, in full force and effect and, to the Company’s Knowledge, there is no material default by any other party thereto, except as would not reasonably be expected to have a Material Adverse Effect. The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property purported to be granted thereby.

(d)                   The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Company Intellectual Property.

4.16.            Environmental Matters. Neither the Company nor any Subsidiary of the Company is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has released any hazardous substances regulated by Environmental Law on to any real property that it owns or operates, has received any notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that would reasonably be expected to lead to such a claim.

4.17.            Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is a party or to which any property of the Company is subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; to the Company’s Knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the 1933 Act or 1934 Act to be described in the SEC Filings that are not so described in the SEC Filings. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act.

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4.18.            Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

4.19.            Insurance Coverage. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. The Company has no reason to believe that it will not be able to renew any existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue doing business as currently conducted without a significant increase in cost, other than normal increases in the industry. Without limiting the generality of the foregoing, the Company maintains directors and officers insurance in an amount deemed to be reasonable and appropriate by the Board.

4.20.            Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Investor shall not have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 4.20 that may be due in connection with the transactions contemplated by the Transaction Documents.

4.21.            No Offers or Sales Requiring Registration. Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration of the Securities under the 1933 Act.

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4.22.            Private Placement. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 5, the offer and sale of the Note to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.23.            Questionable Payments. Neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any of their respective current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary of the Company, has on behalf of the Company or any Subsidiary of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary of the Company; (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature; or (f) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.24.            Transactions with Affiliates. Except as contemplated by the Transaction Agreements, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary of the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), that would be required to be disclosed in the SEC Filings pursuant to Section 404 of Regulation S-K that is not so disclosed.

4.25.            Internal Controls. The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is made known to the certifying officers by others within the Company, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls over financial reporting or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls over financial reporting. The Company maintains a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

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4.26.            Required Filings. Except for the transactions contemplated by this Agreement, including the acquisition of the Note contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

4.27.            Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.28.            Tests and Preclinical and Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or, to the Company’s Knowledge, on behalf of the Company that are described in the SEC Filings were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the U.S. Food and Drug Administration (the “FDA”) or any foreign governmental body exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the studies, tests and preclinical and clinical trials conducted by or, to the Company’s Knowledge, on behalf of the Company, and the results thereof, contained in the SEC Filings are true and correct in all material respects; the Company is not aware of any other studies, tests or preclinical and clinical trials, the results of which call into question the results described in the SEC Filings; and, except as previously disclosed to the Investor, the Company has not received any notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

4.29.            Key Employees. Each of the Company’s executive officers (as defined in Rule 405 under the 1933 Act) is currently serving in the capacity described in the SEC Filings. The Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that would reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company.

4.30.            ERISA. The Company does not maintain or contribute to, or have any obligation under, any pension plan. The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, except for matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

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4.31.            Manipulation of Price.  The Company has not, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

4.32.            Fees. Except as contemplated by Section 9.5 hereof, the Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold harmless the Investor from and against any claim against the Investor by any Person alleging that, as a result of any agreement or arrangement between such Person and the Company, the Investor is obligated to pay any such compensation fee, cost or related expenditure in connection with the transactions contemplated hereby or the other Transaction Documents.

4.33.            Off Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

4.34.            Acknowledgement of Dilution. The Company acknowledges that the issuance of Conversion Shares may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligation to issue Conversion Shares is unconditional regardless of the effect of any such dilution.

5.                      Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

5.1.                Organization and Existence. The Investor is a validly existing corporation, and has all requisite corporate power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Securities pursuant to this Agreement.

5.2.                Authorization. The execution, delivery and performance by the Investor of the Transaction Documents to which the Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3.                Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by Investor to hold the Securities for any period of time. The Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

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5.4.                Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5.                Disclosure of Information. The Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has conducted and completed its own independent due diligence. The Investor acknowledges receipt of copies of the SEC Filings. Based on the information the Investor has deemed appropriate, it has independently made its own analysis and decision to enter into the Transaction Documents. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, limit or otherwise affect Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6.                Restricted Securities. Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7.                Accredited Investor. Investor is an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) under the 1933 Act. Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by the Transaction Documents (i) comply and are consistent with all investment policies, guidelines and other restrictions applicable to Investor and (ii) do not and will not violate or constitute a default under Investor’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which Investor is bound.

5.8.                Foreign Investor Representations.

(a)                    Investor is not a United States person (as defined by Section 7701(a)(30) of the Code and/or Rule 902(k) promulgated under the 1933 Act) (a “U.S. Person”), and is not acquiring the Securities for the account or benefit of any U.S. Person.

(b)                   Investor has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Investor’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Investor’s jurisdiction.

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(c)                    Investor will not offer or sell the Securities to a U.S. Person or for the account or benefit of a U.S. Person prior to the expiration of the six-month period after the date on which Investor purchased such Securities.

(d)                   Investor understands and acknowledges that the Securities have not been registered under the 1933 Act and are being offered and transferred in reliance upon the exemptions provided in Regulation S of the 1933 Act and the rules and regulations adopted thereunder.  Accordingly, the Securities may not be offered or sold in the U.S. or to U.S. Persons unless the securities are registered under the 1933 Act, or an exemption for the regulation requirements is available.  Furthermore, hedging transactions involving the Securities may not be conducted unless in compliance with the 1933 Act.

(e)                    Investor acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, the Company shall, and shall instruct its transfer agent to, refuse to register any transfer of Securities that is not made in accordance with the provisions of Regulation S pursuant to registration under the 1933 Act or pursuant to an available exemption from registration required under the 1933 Act.

5.9.                No General Solicitation. Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

5.10.            Legends. It is understood that, except as provided below, certificates evidencing the Conversion Shares may bear one or all of the following or any similar legend:

“The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended and (iv) such transfer is in compliance with Regulation S under the Securities Act of 1933, as amended. Hedging transactions involving the securities represented hereby may not be conducted unless in compliance with the Securities Act of 1933, as amended.”

5.11.            Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Investor.

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5.12.        Short Sales and Confidentiality Prior to the Date Hereof.  Other than consummating the transactions contemplated hereunder, Investor has not, nor has any Affiliate acting on its behalf or pursuant to any understanding with Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that Investor was first contacted by the Company or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof.  Notwithstanding the foregoing, in the case of the Investor, which is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.13.        No Government Recommendation or Approval. Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.

5.14.        No Intent to Effect a Change of Control. As of the date hereof, Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

5.15.        No Rule 506 Disqualifying Activities. Investor has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the 1933 Act.

6.                      Conditions to Closing.

6.1.                Conditions to the Investor’s Obligations at the Closing. The obligation of the Investor to purchase the Note at the Closing is subject to the fulfillment to the Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by Investor:

(a)                    The representations and warranties made by the Company in Section 4 hereof shall be true and correct on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein and in any other Transaction Document required to be performed by it on or prior to the Closing Date.

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(b)                   The Company shall have executed and delivered the Note, the Registration Rights Agreement and the Security Agreement.

(c)                    The Company shall have filed a UCC-1 financing statement, describing the Intellectual Property Collateral (as defined in the Security Agreement), in the office of the Secretary of State of the State of Delaware.

(d)                   The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Conversion Shares, a copy of which shall have been provided to the Investor.

(e)                    No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the Closing or other transactions contemplated hereby or in the other Transaction Documents.

(f)                    The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (d), (e), (j), (l) and (m) of this Section 6.1.

(g)                   The Company shall deliver to the Investor the Certificate of Incorporation, as amended and in effect as of the Closing Date, certified by the Secretary of the State of the State of Delaware.

(h)                   The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board approving the transactions contemplated by the Transaction Documents and the issuance of the Note, certifying the current versions of the Certificate of Incorporation, as amended and in effect as of the Closing Date, and By-laws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(i)                     The Investor shall have received an opinion from Wilmer Cutler Pickering Hale and Dorr LLP, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investor and addressing such legal matters as the Investor may reasonably request.

(j)                     No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

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(k)                   The Company shall have authorized and reserved for issuance the aggregate number of shares of Common Stock issuable upon the conversion of the Note to be issued at the Closing.

(l)                     There shall be no injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the Closing or the other transactions contemplated hereby and by the other Transaction Documents.

(m)                 There shall not have occurred any material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent SEC Filing.

6.2.                Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Note at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the applicable Closing Date of the following conditions, any of which may be waived by the Company:

(a)                    The representations and warranties made by the Investor in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investor shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)                   The Investor shall have executed and delivered the Note, the Registration Rights Agreement and the Security Agreement.

(c)                    The Investor shall have paid to the Company in full the purchase price for the Note purchased pursuant to this Agreement as specified in this Agreement.

(d)                   There shall be no injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the Closing, or the other transactions contemplated hereby and by the other Transaction Documents.

6.3.                Termination of Obligations to Effect Closing; Effects.

(a)                    The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

(i)                     Upon the mutual written consent of the Company and the Investor;

(ii)                   By the Company with respect to the Closing if any of the conditions set forth in Section 6.2 applicable to the Closing shall have become incapable of fulfillment with respect to the Investor, and shall not have been waived by the Company; or

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(iii)                 By the Investor if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor, prior to the Closing; provided, however, that, except in the case of clause (ii) and (iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.                      Further Covenants and Agreements.

7.1.                Reservation of Common Stock. The Company shall, on the Closing and at all times thereafter, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Note issued pursuant to this Agreement, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Note issued pursuant to this Agreement in accordance with its terms (the “Reserved Amount”). While the Note remains outstanding, the Company shall not reduce the Reserved Amount without obtaining prior written consent of the Investor.

7.2.                No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under the Transaction Documents.

7.3.                Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.4.                Termination of Covenants. The provisions of Sections 7.2 through 7.3 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.5.                Removal of Legends. In connection with any sale or disposition of the Securities, by the Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, the Company shall use its best efforts to cause the Transfer Agent to remove any restrictive legends related to the book entry account holding such Securities, and make a new, unlegended entry for such book entry Securities, sold or disposed of without restrictive legends within three trading days of the request of the Investor and receipt by the Company from the Investor of customary representations and other documentation reasonably acceptable to the Company in connection therewith. Subject to receipt by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith, upon the earlier of such time as the Share, or the Securities, (i) have been sold or transferred pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Securities, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

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7.6.                Short Sales and Confidentiality After the Date Hereof. The Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with Investor will execute any Short Sales during the period from the date hereof until the Closing Date. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Investor understands and acknowledges that the SEC currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the 1933 Act, as set forth in Item 239.10 of the Securities Act Sections Compliance and Disclosure Interpretations compiled by the SEC Division of Corporation Finance and hereby covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with Investor shall execute any such short sales.

8.                      Survival, Indemnification and Remedies.

8.1.                Survival. The representations, warranties, covenants, indemnities and agreements contained in the Transaction Documents shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.

8.2.                Indemnification.

(a)                    Company Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 8.2(a) and Section 8.3, the Company shall indemnify and hold harmless the Investor, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that Investor Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in the Transaction Documents to which it is a party, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in this Agreement, the Registration Rights Agreement or the Security Agreement.

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An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in the Transaction Documents shall not in any way be affected by any investigation or knowledge of Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by the Company set forth in this Section 8.2(a) may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

(b)                   Investor Indemnification of the Company. In consideration of the Company’s execution and delivery of this Agreement and sale of the Securities hereunder and in addition to all of the Investor’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 8.2(b) and Section 8.3, the Investor shall indemnify and hold harmless the Company, each of its directors, officers, stockholders, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Company (within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, a “Company Party”), from and against all Damages that such Company Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by Investor in the Transaction Documents to which it is a party, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Company’s representations, warranties, covenants or agreements contained in this Agreement or other Transaction Documents.

A Company Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of Investor set forth in the Transaction Documents shall not in any way be affected by any investigation or knowledge of such Company Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that a Company Party knew or should have known that any representation or warranty might be inaccurate or that Investor failed to comply with any agreement or covenant. Any investigation by such Company Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

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To the extent that the foregoing undertakings by Investor set forth in this Section 8.2(b) may be unenforceable for any reason, Investor shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

8.3.                Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person, unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood and agreed that the indemnifying party shall not, in connection with any claim in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation or (ii) includes the granting of any equitable relief or the admission by the indemnified party of any legal, regulatory or ethical violations.

8.4.                Remedies.

(a)                    Investor shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which Investor has been granted at any time under any other agreement or contract and all of the rights which Investor has under any law. The Company recognizes that in the event that it fails to perform, observe or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

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(b)                   The Company shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which the Company has been granted at any time under any other agreement or contract and all of the rights which the Company has under any law. The Investor recognizes that in the event that it fails to perform, observe or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Company. The Investor therefore agrees that the Company shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

9.                      Miscellaneous.

9.1.                Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable, provided, however, that the Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the Investor, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investor. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2.                Counterparts; Faxes; E-mail. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or e-mail, which shall be deemed an original.

9.3.                Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4.                Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if sent by electronic mail during normal business hours of the recipient, then notice shall be deemed given when sent, and if not sent during normal business hours, then notice shall be deemed given on the recipient’s next business day, (iii) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iv) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (v) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

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If to the Company:

Argos Therapeutics, Inc.
4233 Technology Drive

Durham, North Carolina 27704
Attention: Chief Executive Officer
Fax: (919) 287-6336

E-mail: jabbey@argostherapeutics.com

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Attention: Stuart Falber

Fax: (617) 526-5000

E-mail: Stuart.Falber@wilmerhale.com

If to the Investor:

Pharmstandard International S.A.

10A rue Henri Schnadt

Luxembourg, Luxembourg L-2530

Phone:  +352 24840131

Fax:  +352 24840134

Email:  info@pharmstd.lu

9.5.                Expenses. The Company shall pay at the Closing the legal expenses of the Investor and shall also pay the legal expenses of the Investor incurred in connection with the resale registration obligations of the Company set forth in the Registration Rights Agreement; provided that the total expenses for which the Company shall be liable under this Section 9.5 shall not exceed $100,000.

9.6.                Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

9.7.                Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investor without the prior consent of the Company (in the case of a release or announcement by the Investor) or the Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investor, as the case may be, shall allow the Investor or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the trading day immediately following the date this Agreement is executed, the Company shall issue a press release disclosing the transactions contemplated by this Agreement (the “Press Release”). No later than 5:30 p.m. (New York City time) on the first trading day following the date this Agreement is executed, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. The parties acknowledge that from and after the issuance of the Press Release, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents with respect to the transactions contemplated hereby that is not disclosed in the Press Release.

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9.8.                Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9.                Entire Agreement. This Agreement, including the signature pages and Exhibits, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10.            Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

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9.11.            Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	ARGOS THERAPEUTICS, INC.
	By:	/s/ Jeffrey D. Abbey
Name: Jeffrey D. Abbey
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

INVESTOR:	PHARMSTANDARD INTERNATIONAL S.A.

	By:	/s/ Eriks Martinovskis
Name: Eriks Martinovskis Title: Director

EXHIBIT A

NOTE

The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended and (iv) such transfer is in compliance with Regulation S under the Securities Act of 1933, as amended. Hedging transactions involving the securities represented hereby may not be conducted unless in compliance with the Securities Act of 1933, as amended.

Convertible Secured Promissory Note

$6,000,000.00	June [21], 2017 (the “Issue Date”)
CSPN-1	Durham, North Carolina

For value received, Argos Therapeutics, Inc., a Delaware corporation with an address at 4233 Technology Drive, Durham, NC 27704 (the “Company”) promises to pay to Pharmstandard International S.A., a Russian company with an address at 10A rue Henri Schnadt, Luxembourg, Luxembourg L-2530 (the “Holder”) the principal sum of Six Million Dollars ($6,000,000.00), together with interest on the outstanding principal amount at the rate of nine and one-half percent (9.5%) per annum. Interest shall commence on the Issue Date and shall continue and accrue daily at the applicable rate on the outstanding principal amount until paid in full or converted in accordance with this note (the “Note”). Interest shall compound annually on each anniversary of the Issue Date. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. Accrued and unpaid interest shall be paid by the Company to the Holder in cash on the Maturity Date.

This Note is secured by a lien on and security interest in all of the Intellectual Property Collateral of the Company, as defined in the Security Agreement of even date herewith by and between the Company and the Holder (as the same may be amended from time to time in accordance therewith, the “Security Agreement”).

This Note is subject to the following terms and conditions:

Maturity.

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Repayment. Unless earlier converted or repaid (as applicable) as provided herein, all outstanding principal and any accrued but unpaid interest under this Note (whether or not that interest has been capitalized) (the “Conversion Amount”) shall be due and payable on June [21], 2022 (as such date may be accelerated in accordance herewith, the “Maturity Date”). Notwithstanding the foregoing, at the option and upon the declaration of the Holder and upon written notice to the Company, the entire Conversion Amount shall become due and payable upon an Event of Default. An “Event of Default” shall occur if (i) the Company fails to pay any and all unpaid principal, accrued and unpaid interest and all other amounts owing under the Note when due and payable pursuant to the terms of this Note, provided, however, that an Event of Default shall not be deemed to have occurred on account of a failure to pay due solely to an administrative or operational error of any depositary institution that is crediting by ACH or wiring such payment if the Company had the funds to make the payment when due and payment is received by the Holder within two (2) business days following the Company’s knowledge of such failure to pay; (ii) the Company or any of its subsidiaries files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors; (iii) an involuntary petition is filed against the Company or any of its subsidiaries (unless such petition is dismissed or discharged within forty-five (45) days) under any bankruptcy statute or similar law now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company; or (iv) the Company breaches any other material term of this Note or the Security Agreement (unless, in the case of any curable material breach, such material breach is cured within thirty (30) days of the date on which the Holder has given written notice of such breach to the Company; provided that all obligations under this Note, including without limitation all principal and all accrued and unpaid interest, shall be accelerated, and shall be immediately and automatically due and payable without any notice to the Company or other action, upon the occurrence of any Event of Default described in clause (ii) or (iii) of this sentence.

Conversion.

Conversion at the Holder’s Option. The Holder may at any time, and from time to time, in the sole discretion of the Holder, elect to convert all of the Conversion Amount into shares of the Company’s Common Stock, $0.001 per share (“Common Stock”), at a price per share equal to $0.50 (subject to appropriate adjustment in the event of any stock dividend, stock option or similar recapitalization affecting such shares); provided a partial conversion shall be permitted if a full conversion would not be permitted by the Conversion Limitation (as defined below). The resulting number of shares shall be rounded down to the nearest whole share and no payment or other consideration shall be due or payable for partial shares or for any portion of the Conversion Amount corresponding to partial shares.

Conversion Limitation. Notwithstanding Section 2(a), the Holder shall not be entitled to convert the Conversion Amount into a number of shares of the Company’s Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause (a) the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to exceed 39.9% of the total number of issued and outstanding shares of Common Stock of the Company (including for such purpose the shares of Common Stock issuable upon conversion of the Conversion Amount) following such conversion, or (b) the combined voting power of the securities of the Company beneficially owned by the Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act to exceed 39.9% of the combined voting power of all of the securities of the Company then outstanding following such conversion (the “Conversion Limitation”). Any notice delivered by the Holder pursuant to Section 2(c) regarding the voluntary conversion of the Conversion Amount into shares of Common Stock shall include a representation of the Holder (for the benefit of the Company) that such voluntary conversion is in compliance with the beneficial ownership limitation set forth in this Section 2(b).

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Mechanics and Effect of Conversion.

Effectiveness of Conversion. Upon conversion of any portion of the Conversion Amount, the Company will be forever released from all of its obligations and liabilities under this Note with respect to the Conversion Amount being converted (and, in the case of a conversion of all of the Conversion Amount, all other obligations and liabilities hereunder and in connection herewith), including without limitation the obligation to repay corresponding principal amount and accrued and unpaid interest thereon. Upon conversion of any portion of the Conversion Amount, the Company shall take all such actions as are necessary in order to ensure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

Notice of Conversion. In order for the Holder to elect to convert the Conversion Amount into shares of Common Stock, such Holder shall (a) provide written notice to the Company at the principal office of the Company that such Holder elects to convert all or any portion of the Conversion Amount and, if applicable, any event on which such conversion is contingent and (b) surrender this Note (or, if the Holder alleges that this Note has been lost, stolen or destroyed, a lost note affidavit and agreement reasonably acceptable to the Company or any transfer agent of the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of this Note), at the principal office of the Company. If required by the Company, this Note, if and when surrendered for conversion, shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or its attorney duly authorized in writing. The close of business on the date of receipt by the Company of such notice and this Note (or lost note affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of this Note shall be deemed to be outstanding of record as of such date. The Company shall, as soon as practicable after the Conversion Time, issue and deliver to the Holder a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and, may, if applicable and upon written request, issue and deliver a note representing the amount of this Note that was not converted into Common Stock or pay in cash such amount as provided in Section 3(d) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion.

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Issuance of Certificates. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares of Common Stock to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note. Upon any conversion of a portion but not all of the Conversion Amount, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been converted.

Fractional Shares. No fractional shares of the Company’s Common Stock will be issued upon conversion of this Note. If any fractional share of Common Stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company shall be released from any obligation or liability in connection therewith.

Registration Rights. The Holder shall have registration rights in respect of the Common Stock into which the Conversion Amount is convertible as set forth in the Registration Rights Agreement dated as of the date hereof by and between the Company and the Holder (as the same may be amended from time to time in accordance therewith, the “Registration Rights Agreement”).

Payment.

Payment and Application. All payments shall be made in lawful money of the United States of America at such place in the United States of America as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to accrued and unpaid interest, and then to outstanding principal hereunder, with any excess returned to the Company.

Prepayment. The Company may prepay this Note in whole or in part at any time following at least fifteen (15) and no more than sixty (60) days’ advance written notice to the Holder, without any premium or penalty of any kind, provided that the Holder shall retain all rights of conversion until the date of repayment, notwithstanding the pendency of any prepayment notice.

Taxes and Related Amounts. The Holder shall be responsible for all taxes in connection with any cash or stock received in connection with this Note. The Company may, if required by law or regulation, withhold from any payment or distribution in respect of this Note any amounts so required and pay any such amounts over to any applicable taxing or other government authority.

Covenants.

Restrictions on Additional Indebtedness and Liens and Subordination. The Company may not, without the prior written consent of the Holder, incur or suffer to exist any Indebtedness (as defined below) other than Permitted Indebtedness (as defined below) or any Lien (as defined below) on any Intellectual Property Collateral other than Permitted Liens (as defined below).

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“Indebtedness” shall mean any and all indebtedness for borrowed money; all obligations in respect of any deferred purchase price; all obligations evidenced by notes, bonds, loan agreements, debentures and similar instruments; and all guarantee obligations and contingent obligations in respect of any of the foregoing.

“Permitted Indebtedness” shall mean (a) Indebtedness existing on the Issue Date and interest and other amounts accruing in respect thereof; (b) Indebtedness in respect of equipment leases or purchases and other Indebtedness incurred in the ordinary course of business or as required to operate the Company’s business in accordance with its business plan existing from time to time; (c) Subordinated Indebtedness and other unsecured Indebtedness, in a principal amount at any time outstanding not to exceed $5,000,000, incurred for working capital and other regular operating business purposes; and (d) extensions, refinancings, repayment and renewals of the Permitted Indebtedness described above, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the Company.

“Subordinated Indebtedness” means secured and/or unsecured Indebtedness expressly subordinated to the obligations of the Company to the Holder hereunder in payment and lien priority, on terms and conditions acceptable to the Holder in its sole discretion.

“Lien” shall mean any lien, claim, encumbrance or similar interest in or on any asset, including without limitation any security interest or mortgage.

“Permitted Lien” shall mean (a) Liens existing on the Issue Date, (b) Liens securing Indebtedness evidenced by this Note; (c) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided that the Company maintains adequate reserves therefor; (d) claims of materialmen, mechanics, carriers, warehousemen, processors or landlords arising out of operation of law so long as the obligations secured thereby (i) are not past due or (ii) are being properly contested and for which the Company has established adequate reserves; (e) liens consisting of deposits or pledges made in the ordinary course of business; (f) liens on equipment (including equipment subject to capital leases) to secure purchase money Indebtedness existing as of the date hereof and set forth on the schedule of Permitted Indebtedness attached hereto, or any permitted refinancing thereof, so long as such security interests do not apply to any property of the Company other than the equipment so acquired, and the Indebtedness secured thereby does not exceed the cost of such equipment, and provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed, or refinanced (as may have been reduced by any payment thereon) does not increase; and (g) liens on accounts receivable, inventory, fixed assets, general intangibles and other assets to secure purchase money Indebtedness existing as of the date hereof and incurred in connection with the transactions set forth on the schedule of Permitted Indebtedness attached hereto.

Sale and Licensing of Intellectual Property Collateral. The Company may not, without the prior written consent of the Holder, sell, transfer, license, or otherwise dispose of any material portion of the Intellectual Property Collateral, provided that nothing herein shall prevent or limit the Company from granting nonexclusive licenses in territories other than the United States and the European Union, or from abandoning or otherwise failing to pursue or continue rights in Intellectual Property Collateral that the Company determines, in its sole discretion, is not used or useful in the Company’s business, but further provided that the Company shall provide the Holder notice of any intended abandonment and shall provide Holder an opportunity to acquire any such Intellectual Property Collateral intended to be abandoned.

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Miscellaneous.

Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder. Notwithstanding the foregoing, the Holder may not assign, pledge or otherwise transfer this Note without the prior written consent of the Company, except (a) to an Affiliate of the Holder, or (b) in connection with a merger, consolidation, or sale of all or substantially all of the assets of the Holder. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. “Affiliate” shall mean any entity controlling, controlled by, or under common control with the Holder.

Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the Company and the Holder shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth above, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance herewith shall be binding upon the Company, the Holder and each transferee of this Note.

Entire Agreement. This Note, together with the Security Agreement, constitutes the entire agreement between the Company and the Holder pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the Company and the Holder are expressly canceled.

Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

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Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal amount remaining owed under this Note or, if it exceeds such unpaid principal amount, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

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FINAL

IN WITNESS WHEREOF, the Company has caused this Convertible Secured Promissory Note to be executed as of the Issue Date.

Argos Therapeutics, Inc.

By:
Name:
Title:

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 15, 2017 by and among Argos Therapeutics, Inc., a Delaware corporation (the “Company”), and Pharmstandard International S.A. (“PHS”). Capitalized terms used herein have the respective meanings ascribed thereto in that certain Note Purchase Agreement dated as of the date hereof by and among the Company and PHS (the “Purchase Agreement”) unless otherwise defined herein.

The parties hereby agree as follows:

Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Conversion Shares” means the shares of Common Stock issued or issuable upon the conversion of the Convertible Note.

“Convertible Note” means the convertible secured promissory note in the aggregate original principal amount of $6,000,000 issued to PHS pursuant to the Purchase Agreement.

“Investor” means PHS and any Affiliate or permitted transferee of PHS who is a subsequent holder of Registrable Securities.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Conversion Shares and (ii) any other securities issued or issuable with respect to or in exchange for the Conversion Shares, whether by merger, charter amendment or otherwise; provided that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale without restriction by the Investor pursuant to Rule 144 under the 1933 Act.

“Registration Statement” means any registration statement of the Company under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

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“SEC” means the U.S. Securities and Exchange Commission.

Registration.

Registration Statements.

Promptly following the Closing Date but no later than sixty (60) days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement covering the resale of all of the Registrable Securities. Subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A; provided, however, that the Investor shall not be named as an “underwriter” in such Registration Statement without the Investor’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement (and each amendment or supplement thereto) shall be provided in accordance with Section 3(c) to the Investor prior to its filing or other submission. If such a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make payments to the Investor, as liquidated damages and not as a penalty, in an amount equal to 1% of the product of the Registrable Securities and the conversion price as set forth in Section 2(a) of the Note (the “Conversion Amount”) for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no such Registration Statement is filed with respect to the Registrable Securities. Such payments shall constitute the Investor’s exclusive monetary remedy for such events, but shall not affect the right of the Investor to seek injunctive relief. Such payments shall be made to the Investor in cash no later than three (3) Business Days after the end of each 30-day period (the “Payment Date”). Interest shall accrue at the rate of 1% per month on any such liquidated damages payments that shall not be paid by the Payment Date until such amount is paid in full.

Expenses. The Company will pay all expenses associated with the registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, and the legal expenses of the Investor incurred in connection with the resale registration obligations of the Company subject in all cases to the limitation specified in Section 9.5 of the Purchase Agreement, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

Effectiveness.

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The Company shall use best efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. The Company shall respond promptly to any and all comments made by the staff of the SEC on such Registration Statement, and shall submit to the SEC, within two (2) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such requests. The Company shall notify the Investor by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously provide the Investor with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A) such Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the 60th day after the Filing Deadline or (B) after such Registration Statement has been declared effective by the SEC, if such Registration Statement is not available to cover any sales of Registrable Securities registered by such Registration Statement including by reason of a stop order or the Company’s failure to update such Registration Statement, other than as a result of any Allowed Delay (as defined below), then the Company will make pro rata payments to the Investor then holding Registrable Securities, as liquidated damages and not as a penalty, in an amount equal to 1% of the Conversion Amount of the Registrable Securities then held by the Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”). Such payments shall constitute the Investor’s exclusive monetary remedy for such events, but shall not affect the right of the Investor to seek injunctive relief. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period (the “Blackout Period Payment Date”). Such payments shall be made to the Investor in cash. Interest shall accrue at the rate of 1% per month on any such liquidated damages payments that shall not be paid by the Blackout Payment Date until such amount is paid in full.

For not more than thirty (30) consecutive days or for a total of not more than sixty (60) days (which need not be consecutive) in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Investor then holding Registrable Securities in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of the Investor) disclose to the Investor any material nonpublic information giving rise to an Allowed Delay, (b) advise the Investor then holding Registrable Securities in writing to cease all sales under such Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

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Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in the Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires the Investor to be named as an “underwriter,” the Company shall use its best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Investor is not an “underwriter.” The Investor shall have the right to participate or have its counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have its counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which the Investor’s counsel reasonably objects. In the event that, despite the Company’s best efforts and compliance with the terms of this Section 2(d), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name the Investor as an “underwriter” in such Registration Statement without the prior written consent of the Investor. Any cut-back imposed on the Investor pursuant to this Section 2(d) shall be applied first to any of the Registrable Securities of the Investor as the Investor shall designate, unless the SEC Restrictions otherwise require or provide or the Investor otherwise agrees. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 2 (including the Company’s obligations with respect to the filing of the Registration Statement and its obligations to use best efforts to have such Registration Statement declared effective within the time periods set forth herein and the liquidated damages provisions relating thereto) shall again be applicable to such Cut Back Shares; provided, however, that the Filing Deadline for the Registration Statement including such Cut Back Shares shall be ten (10) Business Days after such Restriction Termination Date.

Other Registration Statements. Following the Closing, until the Registration Statement contemplated under this Agreement registering the Registrable Securities has been declared effective, the Company will not register any Company securities for sale or resale other than pursuant to such Registration Statement.

Company Obligations. The Company will use best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

use best efforts to cause the Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction pursuant to Rule 144 under the 1933 Act (the “Effectiveness Period”) and advise the Investor promptly in writing when the Effectiveness Period has expired;

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prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

provide copies to and permit Investor’s legal counsel to review such Registration Statement and all amendments and supplements thereto in advance of their filing with the SEC and not file any document to which such counsel reasonably objects; provided that the Company shall have no obligation to delay the filing of such Registration Statement, amendment or supplement if such legal counsel provides comments or objections to such Registration Statement, amendment or supplement less than two (2) Business Days prior to the filing of such Registration Statement, amendment or supplement;

furnish to the Investor and its legal counsel (i) immediately after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than one (1) Business Day after the filing date, receipt date or sending date, as the case may be) one (1) copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment) and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor that are covered by such Registration Statement;

use best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment and to notify the Investor of the issuance of such order and the resolution thereof;

use best efforts to register or qualify (unless an exemption from the registration or qualification exists) or cooperate with the Investor and its counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such domestic jurisdictions as are reasonably requested by the Investor and do any and all other commercially reasonable acts or filings necessary or advisable to enable a distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

immediately notify the Investor, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

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otherwise use best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investor in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investor is required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth full fiscal quarter following the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter); and

with a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to the Investor upon request, as long as the Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

Obligations of the Investor.

The Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor if the Investor is to have any of the Registrable Securities included in such Registration Statement. The Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if the Investor is to have any of the Registrable Securities included in such Registration Statement. If the Investor fails to provide to the Company the information required by this Section 4(a) by such date, the Company shall not be obligated to include the Investor’s Registrable Securities in such Registration Statement and shall not be obligated to pay the Investor liquidated damages with respect to the lack of registration of such Registrable Securities under this Agreement.

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The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless the Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

The Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement, until the Investor is advised by the Company that such dispositions may again be made.

Due Diligence Review; Information.

The Company shall make available, during normal business hours, for inspection and review by the Investor and advisors and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), all SEC Filings and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the accuracy of the Registration Statement; provided that the Company shall have no obligation to provide such information or documentation (i) that the Company reasonably determines in good faith to be a trade secret or highly confidential information or (ii) to any such representative, advisor, underwriter, accountant or attorney unless and until such representative, advisor, underwriter, accountant or attorney has entered into a confidentiality agreement with the Company on terms satisfactory to the Company with respect to such information and documentation.

Indemnification.

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Indemnification by the Company. The Company will indemnify and hold harmless the Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls, or is alleged to control, the Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in the Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) the omission or alleged omission to state, in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”), a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration to the extent Registrable Securities of the Investor were registered thereunder; or (iv) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Investor’s behalf pursuant to the Investor’s affirmative request under Section 3(f) hereof; and the Company will reimburse the Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, and provided further that the foregoing indemnity shall not apply to amounts paid in settlement of any loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company.

Indemnification by the Investor. The Investor agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by the Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any loss, claim, damage, liability or expense if such settlement is effected without the consent of the Investor. In no event shall the liability of the Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by the Investor in connection with any claim relating to this Section 6 and the amount of any damages the Investor has otherwise been required to pay by reason of such untrue statement or omission) received by the Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

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Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which shall not be unreasonably withheld or conditioned, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party ~~of~~ a release from all liability in respect of such claim or litigation.

Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by a holder of Registrable Securities. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

Miscellaneous.

Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Investor. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of the Investor to such amendment, action or omission.

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Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

Assignments and Transfers by Investor. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investor and its respective successors and assigns. The Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by the Investor to such person, provided that the Investor complies with all laws applicable thereto and the provisions of the Purchase Agreement, provides written notice of assignment to the Company promptly after such assignment is effected, and such person agrees in writing to be bound by all of the provisions contained herein.

Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Investor, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investor in connection with such transaction unless such securities are otherwise freely tradable by the Investor after giving effect to such transaction.

Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

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Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	ARGOS THERAPEUTICS, INC.
By:
Name:
Title:

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INVESTOR:	Pharmstandard International S.A.
By:
Name: Title:

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

– ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

– block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

– purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

– an exchange distribution in accordance with the rules of the applicable exchange;

– privately negotiated transactions;

– short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

– through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

– broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

– a combination of any such methods of sale; and

– any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

EXHIBIT C

Security Agreement

This Security Agreement (this “Agreement”), dated as of June ______, 2017, is entered into between Argos Therapeutics, Inc., a Delaware corporation with an address at 4233 Technology Drive, Durham, NC 27704 (the “Company”) and Pharmstandard International SA, a Luxembourg company with an address at 10A rue Henri Schnadt, Luxembourg, Luxembourg L-2530 (the “Holder”).

Background

WHEREAS, the Company and the Holder have entered into a Convertible Secured Promissory Note, CSPN-1, of even date herewith (as amended, restated, or otherwise modified from time to time, the “Note”); and

WHEREAS, as a condition precedent to the advancement of funds to the Company under the Note, the Company agreed to enter into this Agreement and to grant a security interest in the Intellectual Property Collateral (as defined below);

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the Company and the Holder hereby agree as follows:

Certain Definitions

Definitions.

As used herein:

“Excluded Property” means any property to the extent that (and in each case only for so long as) the grant of a security interest therein or assignment thereof under this Agreement is prohibited by any applicable laws or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than the Company to terminate, any permit, license, contract or lease to which the Company is a party as of the Issue Date, except to the extent that such laws or the term in such permit, license, contract or lease providing for such prohibition, breach, default or right of termination are ineffective or rendered unenforceable under applicable laws (including the UCC (as defined below)).

“Governmental Authority” means the government of the United States or any other country, any state or other political subdivision thereof, any supranational or multinational authority, and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any of the foregoing.

“Intellectual Property Collateral” means all of the Company’s right, title, and interest in the following: (a) any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the “Copyrights”); (b) any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held; (c) any and all design rights that may be available, now or hereafter existing, created, acquired or held; (d) all patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (collectively, the “Patents”); (e) any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill connected with and symbolized by such trademarks, other than any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that, upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Intellectual Property Collateral (collectively, the “Trademarks”); (f) all mask work registrations or applications therefor or similar rights, now owned or hereafter acquired (collectively, the “Mask Works”); (g) all data and other information relating to any Copyright, Patent, Trademark, or Mask Work or information derived from, used in the creation of, or necessary for the use of any Copyright, Patent, Trademark, or Mask Work, (h) any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above; (i) all licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights; (j) all amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and (k) all proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Secured Obligations” means all obligations of the Company under or in respect of the Note and this Agreement.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute; provided that if by reason of mandatory provision of law, the perfection or the effect of perfection or non-perfection of the security interest in the Intellectual Property Collateral is governed by the Uniform Commercial Code of another jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or effect of perfection or non-perfection.

Note Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Note.

UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Agreement, including its preamble and recitals, with such meanings.

Interpretation; Headings. Each term used in any exhibit to this Agreement and defined in this Agreement but not defined therein shall have the meaning set forth in this Agreement. Unless the context otherwise requires, (i) “including” means “including, without limitation” and (ii) words in the singular include the plural and words in the plural include the singular. A reference to any party to this Agreement, the Note, or any other agreement or document shall include such party’s successors and permitted assigns. A reference to any agreement or order shall include any amendment of such agreement or order from time to time in accordance with the terms hereof and thereof. A reference to any legislation, to any provision of any legislation or to any regulation issued thereunder shall include any amendment thereto, any modification or re-enactment thereof, any legislative provision or regulation substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto. The headings contained in this Agreement are for convenience and reference only and do not form a part of this Agreement. Section, article and exhibit references in this Agreement refer to sections or articles of, or exhibits to, this Agreement unless otherwise specified.

Security Interest

Grant of Security Interest.

As collateral security for the Secured Obligations, the Company hereby grants to Holder a continuing Lien on and a continuing first priority security interest in all of the Intellectual Property Collateral, wherever the same may be now or hereafter located, whether now owned by or owing to, or hereafter existing or hereafter acquired by or arising in favor of, the Company, subject only to Permitted Liens.

Notwithstanding Section 2.01(a), the Intellectual Property Collateral shall exclude any Excluded Property; provided that, notwithstanding the foregoing, a security interest shall be, and is hereby, granted in (A) any property that would otherwise by Intellectual Property Collateral immediately upon such property ceasing to be Excluded Property and (B) any and all proceeds, products, substitutions and replacements of Excluded Property to the extent such proceeds, products, substitutions and replacements do not themselves constitute Excluded Property.

Continuing Security Interest.

This Agreement creates a continuing security interest in the Intellectual Property Collateral and shall: (i) remain in full force and effect until the date on which the Secured Obligations are paid in full in cash and performed in full; (ii) be binding upon the Company and its successors, transferees and assigns; and (iii) inure, together with the rights and remedies of the Holder, to the benefit of the Holder and its successors and assigns.

Upon the date on which the Secured Obligations are paid in full in cash and performed in full, the security interest granted herein shall automatically terminate and all rights to the Intellectual Property Collateral, in each case to the extent the Intellectual Property Collateral has not been previously disposed of or dealt with in accordance with this Agreement or otherwise, shall revert to the Company. Upon any such termination, and from time to time following such termination, the Holder, at the expense of the Company, will promptly execute and deliver to the Company such instruments and documents necessary and as the Company shall reasonably request to evidence such termination.

Authorization to File Financing Statements.

The Company hereby irrevocably appoints the Holder as its attorney-in-fact and authorizes the Holder at any time and from time to time, without notice to the Company, to file in any jurisdiction or other appropriate location any UCC financing statements or other appropriate documents and any amendments thereto and continuations thereof that: (i) describe or indicate the Intellectual Property Collateral; and (ii) contain any other information required by Article 9 of the UCC or other applicable law or as otherwise appropriate for the sufficiency or filing office acceptance of any financing statement or other document or amendment or continuation, including, as applicable, whether the Company is an organization, the type of organization and any organization identification number issued to the Company.

The Company agrees to furnish any such information required for purposes of section 2.03(a) to the Holder promptly upon request.

Recordation. The Company authorizes the Commissioner for Patents, the Commissioner for Trademarks and the Registrar of Copyrights and any other government officials to record and register this Agreement or any other document to evidence the security interest of the Holder upon request by the Holder.

Other Actions. Without limiting any other obligations of the Company in respect of the Intellectual Property Collateral set forth herein or in the Note, the Company hereby agrees to take any action reasonably requested by the Holder to effect the attachment, perfection and first priority of (subject to any Permitted Liens), and the ability of the Holder to enforce, the Holder’s security interest in any and all of the Intellectual Property Collateral.

Representations and Warranties

The Company represents and warrants to the Holder as follows:

Company’s Legal Status. (a) The Company’s exact legal name is that indicated in the preamble hereto, the Company has not, during the past five years, been known by or used any other corporate or fictitious name, nor been a party to any merger, acquisition or consolidation; and (b) the Company is an organization of the type and organized in the jurisdiction set forth in the preamble hereto.

Registered Intellectual Property. All registered Intellectual Property Collateral owned by the Company as of the date hereof is identified on Exhibit A hereto.

Ownership; No Liens. The Company owns, or holds its other applicable right, title, or interest in, the Intellectual Property Collateral free and clear of any Liens, except for the security interest created by this Agreement and any Permitted Liens.

Validity. Subject to Permitted Liens, this Agreement creates a valid security interest in the Intellectual Property Collateral securing the payment and performance in full of the Secured Obligations. Upon filing appropriate financing statements and/or an intellectual property security agreement in the Office of the Secretary of State of Delaware, the United States Patent and Trademark Office and the United States Copyright Office, all filings, registrations and recordings presently necessary to create and perfect the security interest granted to the Holder in the Intellectual Property Collateral will have been taken.

Authorization; Approval. No authorization or approval by, and no notice to or filing with, any Governmental Authority or any person: (a) is required for the grant by the Company of the security interest granted hereby; or (b) is required for the perfection of the security interest of the Holder in the Intellectual Property Collateral or exercise by the Holder of its rights and remedies hereunder, other than the filing of financing statements and/or an intellectual property security agreement in the Office of the Secretary of State of Delaware, the United States Patent and Trademark Office and the United States Copyright Office.

Enforceability. This Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally or general equitable principles.

No Infringement; No Proceedings; Excluded Property.

On the date hereof, all Intellectual Property Collateral is valid, subsisting, unexpired and enforceable, has not been abandoned and, to the Company’s knowledge, does not infringe the intellectual property rights of any other person in any manner that would materially adversely affect the Company.

No action or proceeding is pending, or, to the knowledge of the Company, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property Collateral or the Company’s ownership interest therein, or (ii) which, if adversely determined, would materially adversely affect the value of any Intellectual Property Collateral.

As of the Issue Date, there is no Excluded Property in respect of Intellectual Property Collateral necessary to the Company’s AGS-003 and/or AGS-004 programs.

Covenants

Covenants.

For so long as this Agreement shall remain in effect, the Company hereby covenants and agrees to abide by and perform all obligations and covenants set forth in the Note and herein, including, without limitation, the conversion obligations and restrictions on Indebtedness and Liens set forth in the Note.

The Company agrees that it will not interfere with any right, power and remedy of Holder provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Holder of any one or more of such rights, powers, or remedies.

The Company shall provide the Holder with an updated Exhibit A hereto upon the acquisition by the Company of ownership of any registered Intellectual Property Collateral, within thirty (30) days following such acquisition.

Without limiting any of the foregoing covenants, the Company agrees (i) not to use or permit any of the Intellectual Property Collateral to be used unlawfully in any material respect or in material violation of any provision of the Note or any applicable law or any policy of insurance covering the Intellectual Property Collateral and (ii) to pay promptly when due all material taxes now or hereafter imposed upon or affecting any of the Intellectual Property Collateral, unless such taxes are in bona fide dispute and contested in good faith through appropriate proceedings.

The Company will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all material Intellectual Property Collateral owned by it.

The Company will promptly notify the Holder if it knows, or has reason to know, that any application or registration relating to any Intellectual Property Collateral may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding, the Company’s ownership of, or the validity of, any Intellectual Property Collateral or the Company’s right to register the same or to own and maintain the same.

The Company (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property Collateral to infringe the intellectual property rights of any other person in any way that would materially adversely affect the Company.

In the event that any Intellectual Property Collateral is infringed upon or misappropriated or diluted by a third party, the Company shall (i) take such actions as it shall reasonably deem appropriate under the circumstances to protect such Intellectual Property Collateral and (ii) if such Intellectual Property Collateral is of material economic value, promptly notify the Holder after it learns thereof and, to the extent, in its reasonable judgment, the Company determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

The Company shall not enter into any license, contract, or lease following the Issue Date, or amend or modify any license, contract, or lease to which the Company is a party as of the Issue Date, if the license, contract, or lease to be entered into, or if the amendment or modification, prohibits the grant of a security interest in any applicable intellectual property of the Company or provides that the grant of a security interest in any intellectual property of the Company would constitute a breach or default under, or would result in the termination of or give rise to a right on the part of the parties thereto other than the Company to terminate, any such license, contract, or lease, except to the extent that such prohibition, breach, default, or right of termination is ineffective or rendered unenforceable under applicable laws (including the UCC).

Rights and Duties of Holder

Holder Appointed Attorney-in-Fact.

The Company, on behalf of itself and its subsidiaries, hereby irrevocably appoints the Holder as the Company’s and such subsidiaries’ true and lawful attorney-in-fact, with full authority and power in the place and stead of the Company and such subsidiaries and in the name of the Company, such subsidiaries, the Holder or otherwise, from time to time in the Holder’s discretion, but only from and after the occurrence and during the continuation of an Event of Default, to take any appropriate action and to execute any instrument that the Holder may then deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including: (i) to ask, demand, collect, enforce, sue for, recover, compromise, receive, and acquit any receipts for monies due and to become due under or in respect of any of the Intellectual Property Collateral; (ii) to perform the affirmative obligations of the Company hereunder; (iii) to execute and deliver, for and on behalf of the Company, any and all instruments, documents, agreements, and other writings necessary or advisable for the exercise on behalf of the Company of any rights, benefits or options created or existing under or pursuant to the Intellectual Property Collateral (including but not limited to executing and delivering to any Governmental Authority any correspondence or other documentation necessary or advisable to effect a transfer of any regulatory approval); and (vi) to execute endorsements, assignments, or other instruments of transfer with respect to the Intellectual Property Collateral.

Notwithstanding the foregoing, the Holder shall not be obligated to and shall have no liability to the Company or any third party for failure to take any of the actions described in section 5.01(a).

The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this section 5.01 is irrevocable and coupled with an interest.

Holder May Perform. If the Company fails to perform any agreement or covenant with respect to the Intellectual Property Collateral contained herein, the Holder may itself (but shall not be obliged to) perform, or cause performance of, such agreement or covenant, and in connection therewith Holder shall be entitled to act as Company’s true and lawful attorney-in-fact and with the full benefits of Section 5.01 hereof.

Remedies

Certain Remedies. If any Event of Default shall have occurred and is continuing: (a) the Holder may exercise in respect of the Intellectual Property Collateral, in addition to other rights available to it at law or in equity or otherwise, or under the Note, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Intellectual Property Collateral) or any other applicable law, and also may: (i) require the Company to, and the Company hereby agrees that it shall, at the Company’s expense and promptly upon request of the Holder, assemble all or part of the Intellectual Property Collateral as directed by the Holder and make it available to the Holder at a place to be designated by the Holder that is reasonably convenient to both parties; (ii) exercise any and all rights and remedies of the Company under or in connection with the Intellectual Property Collateral; (iii) foreclose or otherwise enforce the Holder’s security interest in any manner permitted by law or provided for in this Agreement, and sell any or all of the Intellectual Property Collateral in any commercially reasonable manner; and (iv) without notice or demand of legal process, all of which are hereby expressly waived by the Company, enter into property where any of the Intellectual Property Collateral is located and take possession thereof; provided, however, that notwithstanding the foregoing, the Holder may transfer the Intellectual Property Collateral or any portion thereof without any preparation or processing; and (b) the Company, on behalf of itself and its subsidiaries, specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.

Miscellaneous

Assignments. Neither the Company nor the Holder shall be permitted to assign this Agreement without the prior written consent of the other party and any purported assignment in violation of this section 7.01 shall be null and void, provided that the Holder may assign this Agreement (i) to any Affiliate thereof, in connection with any permitted assignment of the Note to such Affiliate, or (ii) in connection with any other contemporaneous permitted assignment of the Note to any permitted assignee under the Note.

Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Notices. All notices and other communications shall be given as set forth in the Note.

Entire Agreement. This Agreement and the Note contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

Modification. No provision hereof may be amended or modified except by an agreement or agreements in writing executed by the Company and the Holder.

No Delay; Waivers; etc. No failure to exercise and no delay in the exercise, on the part of the Holder, of any right, remedy, power or privilege hereunder and no course of dealing with respect thereto shall impair such right, remedy, power or privilege or be construed to or operate as a waiver thereof, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The Holder shall not be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by the Holder.

Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, then, to the fullest extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Governing Law. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any conflict of laws principles).

Jurisdiction. The Company irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the City of New York, State of New York, and of the courts of its own corporate domicile with respect to actions or proceedings brought against it as a defendant, for purposes of all proceedings. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any proceeding and any claim that any proceeding has been brought in an inconvenient forum. Any process or summons for purposes of any proceeding may be served on the Company by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices under the Note.

Waiver of Jury Trial. The Company hereby irrevocably waives any and all right to trial by jury in any proceeding.

Waiver of Immunity. To the extent that the Company has or hereafter may be entitled to claim or may acquire, for itself or any of its assets, any immunity from suit, jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives such immunity in respect of its obligations hereunder to the fullest extent permitted by law.

Counterparts; Facsimile Signatures. This Agreement may be executed and delivered by facsimile signature (including PDF) and in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Rights Not Exclusive. The rights, powers and remedies of the Holder under this Agreement are cumulative and are not exclusive of, and shall be in addition to, all rights, powers and remedies given to the Holder by virtue of any law and/or the Note, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Holder’s security interest in the Intellectual Property Collateral.

[Remainder of page left blank. Signatures follow.]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

Pharmstandard International SA

as the Holder

By:
Name:
Title:

Argos Therapeutics, Inc.

as the Company

By:
Name:
Title: